EXHIBIT 3.2

                              MAR MAR REALTY TRUST

                                     BYLAWS

                                   ARTICLE 1.
                     SHAREHOLDERS AND SHAREHOLDERS' MEETINGS

         SECTION 1.1 Annual Meetings. The Annual Meeting of Shareholders shall be held for the purpose of electing Trustees and transacting such other business as may properly be brought before the meeting. Annual Meetings of Shareholders shall be held at such time, on such day and at such place, as the Trustees may from time to time determine by resolution, but in any event shall be held within the time prescribed in the Trust's Declaration of Trust, as in effect from time to time (the "Declaration of Trust").

         SECTION 1.2 Special Meetings. Special meetings of Shareholders may be called by the Trustees, the Chairman of the Board of Trustees or the President, and shall be called by the secretary of the Trust upon the written request of the holders of not less than twenty-five percent (25%) of the voting power of all the Shares entitled to vote at the meetings. A request of the holders of not less than twenty-five percent (25%) of the voting power of all the Shares entitled to vote at a meeting for a special meeting, shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The secretary shall inform such Shareholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Trust by such Shareholders of such costs, the secretary shall give notice to each Shareholder entitled to notice of the meeting.

         SECTION 1.3 Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Board of Trustees or any officer or person calling the meeting, to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Shareholder at his address as it appears on the books of the Trust, with postage thereon prepaid. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he or she before or after the meeting signs a waiver of the notice which is filed with the records of Shareholders' meetings, or is present at the meeting in person or by proxy. Any business of the Trust may be transacted at an annual meeting of Shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of Shareholders except as specifically designated in the notice.

         SECTION 1.4 Chairman of the Meetings. The Chairman of the Board of Trustees, if one be elected, shall preside at any Shareholders' meeting as "Chairman of the Meeting" at which he or she shall be present or, in his or her sole discretion, may select a person' who need not be a member of the Board of Trustees, to preside at any Shareholders' meeting as Chairman of the Meeting. In the Chairman's absence and in the absence of a person selected by the Chairman to preside as Chairman of the Meetings the designated chief executive officer of the Trust shall preside at any Shareholders' meeting as Chairman of the Meeting. In the absence of the Chairman of the Board of Trustees, a person selected as Chairman of the Meeting by the Chairman of the Board of Trustees, and the designated chief executive officer of the Trust, the Trustees present at each meeting shall elect one of their number as Chairman of the Meeting. Unless otherwise provided for by the Trustees, the Secretary of the Trust shall be the secretary of such meetings.

         SECTION 1.5 Interpretation of ByLaws. At any Shareholders' meeting the Chairman of the Meeting shall determine the construction or interpretation of the ByLaws, or any part thereof, and the ruling of the Chairman of the Meeting shall be final.



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         SECTION 1.6 Quorum. A majority of the outstanding Shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders.

         SECTION 1.7 Adjournment. Whether or not a quorum is present, a meeting of Shareholders convened on the date for which it was called may be adjourned from time to time without further notice by a majority vote of the Shareholders present in person or by proxy to a date not more than 120 days after the original record date. Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum is present.

         SECTION 1.8 Shareholder Voting. A plurality of all the votes cast at a meeting of Shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee. Each Share may be voted for as many individuals as there are Trustees to be elected and for whose election the Share is entitled to vote. A majority of the votes cast at a meeting of Shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Declaration of Trust. At each meeting of Shareholders and unless otherwise provided in the Declaration of Trust, each outstanding Share shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders. A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or his duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable.

         SECTION 1.9 Inspector of Elections. The Board of Trustees in advance of any meeting of Shareholders may appoint one or more "Inspectors of Election" to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the Chairman of the Meeting may, and on the request of any Shareholder entitled to vote shall, appoint one or more Inspectors of Election. Each Inspector of Election' before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of Inspector of Election at such meeting with strict impartiality and according to the best of his ability. If appointed, Inspectors of Election shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

         SECTION 1.10 Election of Trustees by Ballot. Elections for Trustees need not be by ballot unless a Shareholder demands election by ballot at the election and before the voting begins.

         SECTION 1.11 Voting by Holders of Record. The right of persons in whose names Shares stand on the records of the Trust to vote or execute consents is subject to the provisions of this Section of the ByLaws.

         (a) Shares standing in the name of any person as pledgee, trustee, or other fiduciary may be voted and all rights incident thereto may be exercised only by the pledgee, trustee, or other fiduciary, in person or by proxy, and without proof of authority. However, when a trust company has caused Shares to be registered in the name of one or more nominees of the trust company, such Shares may be voted and all rights incident thereto may be exercised by such nominee or nominees without proof of authority.

         (b) Shares standing in the name of a person adjudged incompetent may be voted and all rights incident thereto may be exercised only by his guardian, in person or by proxy.

         (c) Shares standing in the name of a deceased person may be voted and all rights incident thereto may be exercised only by his executor or administrator, in person or by proxy.

         (d) Shares standing in the name of a minor may be voted and all rights incident thereto may be exercised by his guardian, in person or by proxy, or in the absence of such representation by his guardian, by the minor, in person or by proxy, whether or not the Trust has notice, actual or constructive, of the nonage or the appointment of a guardian, and whether or not a guardian has been in fact appointed.

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         (e) Shares standing in the name of a corporation, partnership, trust or other entity, domestic or foreign, may be voted or represented and all rights incident thereto may be exercised on behalf of such entity by the persons described in any of the following subdivisions:

                  (1) The president, a vice president or any other officer of a corporation authorized to do so by the ByLaws of the corporation; a general partner of a partnership; or any trustee of a trust.

                  (2) Any person authorized to do so by (i) a resolution of the board of directors or executive committee of a corporation; (ii) the partnership agreement of a partnership; (iii) the declaration of trust or ByLaws of a trust; or (iv) the ByLaws or a resolution of the governing body of any other entity.

                  (3) A proxy appointed by any of the foregoing individuals.

         (f) Shares standing in the names of two or more persons shall be voted or represented in accordance with the vote or consent of the majority of the persons in whose names the Shares stand. If only one such person is present in person or by proxy, he may vote all the Shares, and all the Shares standing in the names of such persons are represented for the purpose of determining a quorum. This Bylaw applies to the voting of Shares by two or more administrators, executors, trustees, or other fiduciaries, unless the instrument or order of court appointing them otherwise directs.

         SECTION 1.12 Share Certificates. The Shares of the Trust shall be represented by certificates. Each certificate for Shares shall be consecutively numbered or otherwise identified. Certificates representing Shares shall be signed by or in the name of the Trust by the Chairman of the Board or the President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Trust. Where a certificate is countersigned by a transfer agent, other than the Trust or an employee of the Trust, or by a registrar, the signatures of one or more officers of the Trust may be facsimiles. In case any officer, transfer agent or registrar who has signed or w-hose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Trust with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

         SECTION 1.13 Lost. Stolen Destroyed or Mutilated Certificates. In the event that any certificate for Shares is lost, stolen, destroyed or mutilated, the Board of Trustees may authorize the issuance of a new certificate of the same tenor and for the same number of Shares in lieu thereof. The Board may in its discretion, before the issuance of such new certificate, require the owner of the lost, stolen, destroyed or mutilated certificate, or the legal representative of the owner, to make an affidavit or affirmation setting forth such facts as to the loss, destruction or mutilation as it deems necessary, and to give the Trust a bond in such reasonable sum as it directs to indemnify the Trust.

         SECTION 1.14 Record Date. In order that the Trust may determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect to any change, conversion or exchange of Shares or for the purpose of any other lawful action, the Trustees may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor less than ten (10) or more than sixty (60) days prior to any other action. If no record date is fixed (i) the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the date on which the meeting is held; and (ii) the record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board of Trustees adopts the resolution relating thereto.

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         A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Trustees may fix a new record date for the adjourned meeting upon giving notice to the Shareholders of the adjournment and the new record date.

         Except where the Trustees fix a new record date for any adjourned meeting as provided in the preceding paragraph, any Shareholder who was a Shareholder on the original record date shall be entitled to receive notice of and to vote at a meeting of the Shareholders or any adjournment thereof and to receive such dividend or distribution even though he has since that date disposed of his Shares, and no Shareholder becoming a Shareholder after said date shall be so entitled to receive notice of or to vote at said meeting or any adjournment thereof or to receive such dividend or distribution.

         SECTION 1.15 Share Records. Share records shall be kept by the Trustees, containing the names and addresses of the Shareholders, the number of Shares held by each and the certificate numbers. The issuance and transfer of all Shares shall be recorded in such Share records. The Trust shall be entitled to treat the persons in whose names certificates are registered on such records as the absolute owners of the Shares for all purposes of the Trust, but nothing herein shall preclude the Trustee from inquiring as to the actual ownership of Shares. Until a transfer is duly entered on the records of the Trust, the Trustees shall not be affected by any notice of such transfer, either actual or constructive.

         Shares shall be transferable on the records of the Trust upon delivery to the Trustees or a transfer agent of the certificate or certificates therefor, properly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, and all necessary documentary stamps, together with such evidence of the genuineness of each such endorsement, execution or authorization and of other matters as may reasonably be required by the Trustees or such transfer agent. Upon such delivery, the transfer shall be recorded in the records of the Trust and a new certificate for the Shares so transferred shall be issued to the transferee. Any person entitled to any Shares because of the death of a Shareholder or by operation of law shall receive a new certificate therefor upon delivery to the Trustees or a transfer agent of satisfactory proof of the right of such person to the receipt of such Shares, the existing certificate for such Shares and all necessary releases from applicable governmental authorities. In case of the loss, mutilation or destruction of any certificate for Shares, the Trustees may issue or cause to be issued a replacement certificate on such terms and conditions as the Trustees shall determine.

         Any issuance, purchase or transfer of Shares which would operate to disqualify the Trust as a real estate investment trust under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland or for purposes of Federal income tax is null and void, and such transaction will be cancelled when so determined in good faith by the Trustees.

         SECTION 1.16 Consent in Lieu of Meeting. Any action required or permitted to be taken at a meeting of Shareholders may be taken without a meeting if there is filed with the records of Shareholders' meetings a unanimous written consent which sets forth the action and is signed by each Shareholder entitled to vote on the matter and a written waiver of any rights to dissent signed by each Shareholder entitled to notice of the meeting but not entitled to vote at such meeting.

         SECTION 1.17      Shareholder Proposal Procedures.

         (a) Nominations of persons for election to the Board of Trustees and the proposal of business to be considered by the Shareholders may be made at an annual meeting of Shareholders (i) pursuant to the Trust's notice of meeting,
(ii) by or at the direction of the Board of Trustees or (iii) by any Shareholder who was a Shareholder of record both at the time of giving the notice provided for in this subsection (a) and at the time of the annual meeting who is entitled to vote at the meeting and who complied with the notice procedures set forth in this subsection (a).

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         For nominations or other business to be properly brought before an annual meeting by a Shareholder pursuant to clause (iii) in the previous paragraph, the Shareholder must have given timely notice thereof in writing to the secretary of the Trust. To be timely, a Shareholder's notice shall be delivered to the secretary at the principal executive offices of the Trust not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the Shareholder to be timely must be so delivered not earlier than the 60th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such Shareholder's notice shall set forth (i) as to each person whom the Shareholder proposes to nominate for election or reelection as a Trustee all information relating to such person that is required to be disclosed in solicitations of proxies for election of Trustees, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the `'Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected), (ii) as to any other business that the Shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the Shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such Shareholder, as they appear on the Trust's books, and of such beneficial owner and (y) the number of shares of each class of stock of the Trust which are owned beneficially and of record by such Shareholder and such beneficial owner.

         Notwithstanding anything in the second sentence of the preceding paragraph to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement naming all of the nominees for Trustee or specifying the size of the increased Board of Trustees made by the Trust at least 70 days prior to the first anniversary of the preceding year's annual meeting, a Shareholder's notice required by subsection (a) of this section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Trust not later than the close of business on the tenth day following the day on which such public announcement is first made by the Trust.

         (b) Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting. Nomination of persons for election to the Board of Trustees may be made at special meeting of Shareholders at which Trustees are to be elected (i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Board of Trustee or (iii) provided that the Board of Trustees has determined that Trustees shall be elected at such special meeting, by any Shareholder of the Trust who is a Shareholder of record both at the time of giving of the notice provided for in this subsection (b) and at the time of the special meeting who is entitled to vote at the special meeting and who complied with the notice procedures set forth in this subsection (b). In the event the Trust calls a special meeting of the Shareholders for the purpose of electing one or more Trustees to the Board of Trustees, any such Shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust's notice of meeting, if the Shareholder's notice containing the information required by the second paragraph of subsection (a) of this section shall be delivered to the secretary at the principal executive offices of the Trust not earlier than the 60th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Trustees to be elected at such meeting.

         (c) Subject to Article IV, Section 3 of the Declaration of Trust, only such persons who are nominated in accordance with the procedures set forth in this section shall be eligible to serve as Trustees and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in

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accordance with the procedures set forth in the section. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this section and, if any proposed nomination or business is not in compliance with this section, to declare that such defective nomination or proposal be disregarded.

         For purposes of this section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

         Notwithstanding the foregoing provisions of this section, a Shareholder shall also comply with all applicable requirements of Maryland law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this section. Nothing in this section shall be deemed to affect any rights of Shareholders to request inclusion of proposals in the Trust's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                   ARTICLE 2.
                         TRUSTEES AND TRUSTEES' MEETINGS

         SECTION 2.1 Number of Trustees. The Board of Trustees shall consist of not less than three (3) members and not more than fifteen (15) members; provided that at such time as the Trust has less than ten (10) Shareholders, the Trust may have less than three (3) Trustees. Within the limit above specified, the number of Trustees shall be determined from time to time by resolution of the Board of Trustees. The number of Trustees shall initially be fixed at one.

         SECTION 2.2 Meetings of Trustees. An annual meeting of the Trustees shall be held immediately following the Annual Meeting of Shareholders. Other meetings of the Trustees may be called by the Chairman of the Board, the designated chief executive officer or the President, or any two Trustees, or less if permitted by Section 2.1, by telephone followed by written notice which shall be given by mail, telegram, facsimile transmission, courier or delivered personally. Unless otherwise specified in the notice, any and all business may be transacted at any Trustees' meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting, except where such Trustee attends a meeting for the express purpose of objecting to the transacting of any business on the ground that the meeting has not been lawfully called or convened.

         Any notice hereinabove provided for may be waived at any time, whether before or after the event, by written waiver, a signed copy of which waiver shall be inserted in the minute book together with the minutes of the meeting.

         SECTION 2.3 Location of Meetings. All meetings of the Trustees may be held within or without the State of Maryland.

         SECTION 2.4 Chairman of the Board. Subject to the provisions of Section
2.5 of this Article 2, the Chairman of the Board, if one be elected, shall preside at all meetings of the Board of Trustees and of the Shareholders at which he or she shall be present, unless otherwise provided for in these ByLaws. In the absence of a designated chief executive officer, the Chairman of the Board shall be the chief executive officer of the Trust.

         SECTION 2.5 Chairman of Trustees' Meetings. The Chairman of the Board of Trustees, if one be elected, in his or her sole discretion, may select a person, who need not be a member of the Board of Trustees, to preside at any meeting of Trustees. In the Chairman's absence and in the absence of a person selected by the Chairman to preside at the meeting of Trustees, the designated chief executive officer of the Trust shall preside

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at any meeting of Trustees. In the absence of the Chairman of the Board of
Trustees, a person selected by the Chairman to preside at the meeting of Trustees, and the designated chief executive officer of the Trust, the Trustees present at each meeting shall elect one of their number to preside at any meeting of Trustees. Unless otherwise provided for by the Trustees, the Secretary of the Trust shall be the secretary of such meetings.

         SECTION 2.6 Voting by Trustees. Voting at Trustees' meetings may be conducted orally, by show of hands, or, if requested by any Trustee, by written ballot. The results of all voting shall be recorded by the Secretary in the minute book.

         SECTION 2.7 Other Rules. All other rules of conduct adopted and used at Trustees' meetings shall be determined by the Chairman, or other person who is presiding at the meeting if not the Chairman, whose ruling on all procedural matters shall be final.

         SECTION 2.8 Consent in Lieu of Meeting. Nothing in this Article 2 shall limit the power of the Trustees to take action by means of a written instrument without a meeting as provided in Article IV, Section 5, of the Declaration of Trust.

         SECTION 2.9 Compensation of Trustees. By resolution of the Board of Trustees a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Trustees or of committees thereof, and other compensation or remuneration, of whatever kind, for their services as such or on committees of the Board of Trustees, may be paid to Trustees. Trustees who are full-time employees of the Trust need not be paid for attendance at meetings of the Board of Trustees or committees thereof for which fees are paid to other Trustees. A Trustee who serves the Trust in any other capacity also may receive compensation or remuneration, of whatever kind, for such other services, pursuant to a resolution of the Board of Trustees.

                                   ARTICLE 3.
                                    OFFICERS

         SECTION 3.1 Executive and Other Officers. The Trust shall have a President and a Secretary and may have a Chairman of the Board. The Board of Trustees shall designate who shall serve as chief executive officer, who shall have general supervision of the business and affairs of the Trust, and may designate a chief operating officer, who shall have supervision of the operations of the Trust. In the absence of any such designation, the Chairman of the Board, if one is elected, shall be the chief executive officer and the President shall serve as chief operating officer. If there is no designation of chief executive officer by the Board of Trustees and there is no Chairman of the Board, the President shall be the chief executive officer. The same person may hold both offices. The Trust may also have a Treasurer, one or more Vice Presidents, assistant officers and subordinate officers and such other officers with such other titles as may be established by the Board of Trustees. The Chairman of the Board shall be a Trustee; other officers may, but need not, be Trustees.

         SECTION 3.2 President. Unless otherwise specified by the Board of Trustees, the President shall be the chief operating officer of the Trust and perform the duties customarily performed by chief operating officers. He or she, along with the designated chief executive officer of the Trust, may execute, in the name of the Trust, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Trust. In general, he or she shall perform such other duties customarily performed by a president of a Trust and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Trustees or the chief executive officer of the Trust.

         SECTION 3.3 Vice-Presidents Each Vice-President shall perform such duties and have such other powers, and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board of Trustees, the Chairman of the Board or the President. Each Vice President may execute, in the name of the Trust, all authorized deeds, mortgages, bonds, contracts or other instruments, except

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in cases in which the signing and execution thereof shall have been expressly delegated to some other officer of agent of the Trust.

         SECTION 3.4 Secretary. The Secretary shall keep the minutes of the meetings of the Shareholders, of the Board of Trustees and of any committees, in books provided for the purpose; he or she shall see that all notices are duly given in accordance with the provisions of the ByLaws or as required by law; he or she shall be custodian of the records of the Trust; he or she may witness any document on behalf of the Trust, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required or desired to be under its seal, and, when so affixed, may attest the same. In general, he or she shall perform such other duties customarily performed by a secretary of a Trust, and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Trustees, the chief executive officer, or the President.

         SECTION 3.5 Treasurer. The Treasurer shall be the chief financial officer of the Trust and shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Trust, and shall deposit, or cause to be deposited, in the name of the Trust, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Trustees; he or she shall render to the President and to the Board of Trustees, whenever requested, an account of the financial condition of the Trust. In general, he or she shall perform such other duties customarily performed by the treasurer of the Trust, and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Trustees, the chief executive officer, or the President.

         SECTION 3.6 Assistant and Subordinate Officers. The assistant and subordinate officers of the Trust are all officers below the office of Vice-President, Secretary, or Treasurer. The assistant or subordinate officers shall have such duties as are from time to time assigned to them by the Board of Trustees, the chief executive officer, or the President.

         SECTION 3.7 Election, Tenure and Removal of Officers. The Board of Trustees shall elect the officers of the Trust. The officers of the Trust need not be Trustees. The Board of Trustees may from time to time authorize any committee or officer to appoint assistant and subordinate officers. Election or appointment of an officer, employee or agent shall not of itself create contract rights. All officers shall be appointed to hold their offices, respectively, during the pleasure of the Board of Trustees. All officers and agents of the Trust shall have such authority and perform such duties in the management of the Trust as may be provided in the ByLaws or as may be determined by the Board not inconsistent with the ByLaws. The Board of Trustees (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board of Trustees) may remove an officer at any time. The removal of an officer does not prejudice any of his or her contract rights with the Trust, except as expressly provided within the terms of such contracts. The Board of Trustees (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may fill a vacancy which occurs in any office for the unexpired portion of the term.

         SECTION 3.8 Compensation. The Board of Trustees shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Trust. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Trustee of the Trust. The Board of Trustees may authorize any committee or officer, upon whom the power of appointing assistant and subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of whatever kind, of such assistant and subordinate officers.

                                   ARTICLE 4.
                                   COMMITTEES

         SECTION 4.1 Committees of the Board. The Trustees may at any time, at their discretion, elect an Executive Committee consisting of not less than three Trustees, to serve for such terms as the Trustees may

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decide. The Executive Committee may exercise such powers of the Trustees as may be delegated to it by the Trustees. Minutes of each meeting of the Executive Committee shall be distributed by the Secretary to all of the Trustees at or prior to the meeting of the Trustees next succeeding such meeting of the Executive Committee. The presence in person of a majority of its members shall be necessary to constitute a quorum for the transaction of business at any meeting of the Executive Committee. Meetings shall be called upon request of any member of the Executive Committee. The Trustees may appoint from among their number such other committees, which shall consist of one or more members, as they may from time to time deem desirable, to continue for such time and to exercise such powers as the Trustees may prescribe.

         The Board may designate one or more Trustees as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Such committees shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them (including, without limitation, the determination of the type and amount of consideration at which Shares are to be issued). A majority of the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board, by resolution passed by a majority of the Trustees, may at any time change the membership of any such committee, fill vacancies on it or dissolve it.

         SECTION 4.2 Committee Rules and Regulations. Each committee (including the Executive Committee) elected or appointed by the Trustees may adopt such standing rules and regulations for the conduct of its affairs as it may deem desirable, subject to review and approval of such rules and regulations by the Trustees at the next succeeding meeting of the Trustees. Any action permitted to be taken at any meeting of any committee may be taken without a meeting in accordance with Article IV of the Declaration of Trust.

                                   ARTICLE 5.
                                     FINANCE

         SECTION 5.1 Checks, Drafts, Etc. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Trust, shall, unless otherwise provided by resolution of the Board of Trustees, be signed by the President, a Vice-President or an Assistant Vice-President and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

         SECTION 5.2 Fiscal Year. The fiscal year of the Trust shall be the twelve calendar months period ending December 31 in each year, unless otherwise provided by the Board of Trustees.

                                   ARTICLE 6.
                                 INDEMNIFICATION

         SECTION 6.1 Procedure. Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the Trustee or officer entitled to seek indemnification (the "Indemnified Party"). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Trust denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. To the maximum extent permitted by Maryland law, the Indemnified Party's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be reimbursed by the Trust. It shall be a defense to any action for an advance of expenses that (a) a determination has been made that the facts then known to those making the determination would preclude indemnification or (b) the Trust has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the Indemnified Party of such Indemnified Party's good faith belief that the standard of conduct necessary for indemnification by the Trust has been met.


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         SECTION 6.2 Exclusivity, Etc. The indemnification and advance of expenses provided by the Declaration of Trust and these ByLaws (i) shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of Shareholders or disinterested Trustees or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Trust, (ii) shall continue in respect of all events occurring while a person was a Trustee or officer after such person has ceased to be a Trustee or officer, and (iii) shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses under the Declaration of Trust and hereunder shall be deemed to be a contract between the Trust and each Trustee or officer of the Trust who serves or served in such capacity at any time while this Bylaw is in effect. Nothing herein shall prevent the amendment of this Bylaw, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this Bylaw shall not in any way diminish any rights to indemnification or advance of expenses of such Trustee or officer or the obligations of the Trust arising hereunder with respect to events occurring, or claims made, while this Bylaw or any provision hereof is in force.

         SECTION 6.3 Severability, Definitions. The invalidity or unenforceability of any provision of this Article 6 shall not affect the validity or enforceability of any other provision hereof. The phrase "this Bylaw" in this Article 6 means this Article 6 in its entirety.

                                   ARTICLE 7.
                                SUNDRY PROVISIONS

         SECTION 7.1 Books and Records. The Trust shall keep correct and complete books and records of its accounts and transactions and minutes of the proceeds of its Shareholders and Board of Trustees and of any executive or other committee when exercising any of the powers of the Board of Trustees. The books and records of a Trust may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of the ByLaws shall be kept at the principal office of the Trust.

         SECTION 7.2 Seal. The Board of Trustees may adopt a suitable seal, bearing the name of the Trust, which shall be in the charge of the Secretary. The Board of Trustees may authorize one or more duplicate seals and provide for the custody thereof. If the Trust is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a seal to place the word "Seal" adjacent to the signature of the person authorized to sign the document on behalf of the Trust.

         SECTION 7.3 Bonds. The Board of Trustees may require any officer, agent or employee of the Trust to give a bond to the Trust, conditioned upon the faithful discharge of his or her duties, with one or more sureties and in such amount as may be satisfactory to the Board of Trustees.

         SECTION 7.4 Voting Stock in Other Trusts. Stock of other Trusts or associations, registered in the name of the Trust, may be voted by the President, a Vice-President, or a proxy appointed by either of them. The Board of Trustees, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

         SECTION 7.5 Mail. Any notice or other document which is required by these ByLaws to be mailed shall be deposited in the United States mail, postage prepaid.

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         SECTION 7.6 Execution of Documents. A person who holds more than one office in the Trust may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

         SECTION 7.7 Amendments. Any and all provisions of these ByLaws may be altered or repealed and new by-laws may be adopted at any annual meeting of the Shareholders, or at any special meeting called for that purpose, and the Board of Trustees shall have the power, at any regular or special meeting thereof, to make and adopt new by-laws, or to amend, alter or repeal any of the ByLaws of the Trust.



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